Exhibit 32.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Gaming Partners International Corporation (the Company), for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission (SEC) on the date hereof (the Report), Gregory S. Gronau, as Chief Executive Officer and Interim Chief Financial Officer of the Company,  hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: August 11, 2010	By:	/s/ Gregory S. Gronau
Gregory S. Gronau
President, Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive and Financial Officer)

This certification is being furnished to the SEC as an exhibit to the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 has been provided by the Company and will be retained by the Company and furnished to the SEC or its staff upon request.